Maiden Holdings, Ltd. Investor Update March 2023

Investor Disclosures 1 Forward Looking Statements This presentation contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on Maiden Holdings, Ltd.’s (the “Company”) future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions and unusual frequency of storm activity, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC. The Company undertakes no obligation to publicly update any forward-looking statements, except as may be required by law. Any discrepancies between the amounts included in this presentation and amounts included in the Company’s Form 10-K for the year ended December 31, 2022, filed with the SEC are due to rounding. Non-GAAP Financial Measures In addition to the Summary Consolidated Balance Sheets and Consolidated Statements of Income, management uses certain key financial measures, some of which are non-GAAP measures, to evaluate the Company's financial performance and the overall growth in value generated for the Company’s common shareholders. Management believes that these measures, which may be defined differently by other companies, explain the Company’s results to investors in a manner that allows for a more complete understanding of the underlying trends in the Company’s business. The non-GAAP measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. See the Appendix of this presentation for a reconciliation of the Company’s non-GAAP measures to the nearest GAAP measure.

Maiden Holdings Q4 2022 Highlights

- **Maiden completed the exchange of all preference shares for its common shares ("Exchange") in Q4 resulting in gain of $87.2 million or $0.86 book value per share**
  - Exchange simplifies Maiden's balance sheet and provides preference shareholders with enhanced liquidity and value – additional details on slide 11
  - MHLD outstanding common shares have increased in value since Exchange closing on December 27
- **Q4 GAAP book value increased to $2.80 per common share and adjusted book value increased to $3.25 per common share**
  - Gain from Exchange was the principal driver of book value change in Q4
  - Adjusted book value growth limited by offsets to deferred gain despite 2022 adverse loss development
- **GAAP net income available to common shareholders was $36.2m or $0.41 per share**
  - Excluding the gain from Exchange, GAAP net loss of $51.0m or $0.58 per share – see recap on slide 3
  - Adverse prior year loss development of $38.1m from both segments in Q4 2022, primarily from AmTrust but from GLS as well
    - See slide 5-6 for additional details on underwriting results and loss development by segment
  - Investment results were lower in Q4 2022 due to realized losses in fixed income and unrealized losses in alternative asset classes
- **Capital and asset management pillars both made strong continuing progress in 2022**
  - Asset management – increased alternative investments by 20.9% to $272.5m in 2022 and despite difficult market environment, target investment returns are starting to emerge
  - Capture of new accounts in legacy underwriting was below expectations in Q4 as several potential large accounts deferred decision making
- **U.S. deferred tax asset = $1.14 per share at 12/31/2022 – full valuation allowance maintained**
  - Not recognized as an asset on balance sheet currently
  - Growing positive evidence to reduce valuation allowance offset by reserve development in Q4
  - Timing of asset recognition likely to be influenced by more stable loss development

2

** Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein*

MAIDEN HOLDINGS, LTD.

Maiden Holdings – Q4 2022 Results Recap

($ millions, except per share amounts)	Q4 2022	Q4 2021	Comments
Net Income and Per Share Data			
GAAP Net Income Attributable to Common Shares	$36.2	$16.2	• Net income attributable to Maiden common shareholders in Q4 2022 includes $87.2m of gains from Exchange vs. $3.8m of gains from purchases of preference shares in Q4 2021.
Per common share	$0.41	$0.19	• Summary GAAP and Non-GAAP Financial Measures in Appendix
GAAP Net (Loss) Gain (excl. preference share gains)	$(51.0)	$12.4	• Q4 2022 net loss resulted from higher underwriting loss, lower investment results and higher foreign exchange loss compared to Q4 2021
Key Income Statement Details			
Underwriting (Loss) Income	$(35.5)	$5.2	• The higher underwriting loss primarily from the AmTrust Reinsurance segment but Diversified segment underwriting result deteriorated as well • Adverse prior year development of $38.1 million in Q4 2022 compared to favorable prior year development of $3.9 million in Q4 2021 • See slide 5-6 for detail on underwriting results and prior period loss development
Investment Results	$3.1	$14.9	• Slightly higher investment income of $9.2m in Q4 2022 vs. $7.4m in Q4 2021 as floating rate securities responded to higher interest rates • Realized and unrealized losses of $8.0m in Q4 2022 mainly attributable to unrealized losses on alternative assets as well as sales of fixed income securities compared to realized and unrealized gains of $4.6m in Q4 2021 • Income on equity method investments was $1.9m in Q4 2022 vs. income of $2.8m in Q4 2021, principally from the alternative asset class
Operating Expenses	$6.3	$6.5	• Operating expenses continued to trend lower as G&A expenses decreased by $0.2m, or 3.0% in Q4 2022 vs. Q4 2021 due to lower legal and professional fees
Foreign Exchange/Other (Losses) Gains	$(10.9)	$1.6	• Primarily due to reserve revaluation due to weakening of U.S. dollar relative to Euro and British pound

** Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein*

3

MAIDEN HOLDINGS, LTD.

Maiden Holdings – YTD 2022 Results Recap

($ millions, except per share amounts)	YTD Q4 2022	YTD Q4 2021	Comments
Net Income and Per Share Data			
GAAP Net Income Attributable to Common Shares	$55.4	$117.6	• Net income attributable to Maiden common shareholders in the year ended December 31, 2022, includes $115.5m of gains from Exchange and repurchase of preference shares, $24.5m higher than in 2021
Per common share	$0.63	$1.35	• Summary financial statement data in Appendix
GAAP Net (Loss) Income (excluding preference share gains)	$(60.0)	$26.6	• 2022 results mainly due to significantly higher underwriting loss and lower investment results offset by lower operating expenses
Key Income Statement Details			
Underwriting (Loss) Income	$(54.9)	$11.6	• Underwriting loss for 2022 impacted by negative AmTrust earned premium and higher prior period loss development in both AmTrust and Diversified segments • Adverse prior year loss development of $32.6m in 2022 compared to favorable prior year loss development of $27.6m during the same period in 2021 • Impact of non-recurring AmTrust transactions (including HL commutation cost) on 2022 underwriting results totaled $15.3m • See slide 5-6 for detail on underwriting results and prior period loss development
Investment Results	$24.7	$52.4	• Lower investment income of $30.1m in the year 2022 vs. $32.0m in 2021 due to lower fixed income assets as older reinsurance liabilities continue to run-off • Drop in investment income less than decline in asset base due to use of floating rate securities and higher book yield of 2.2% in 2022 vs. 1.9% in 2021 • Realized and unrealized losses of $5.1m in 2022 included $3.0m of realized losses primarily driven by sales of fixed income securities as well as unrealized losses of $4.6m on alternative assets vs. primarily realized gains of $12.6m in 2021 • Loss on equity method investments was $0.2m in 2022 vs. income of $7.7 m in the comparative period last year
Operating Expenses	$30.9	$36.0	• Operating expenses were $5.1m, or 14.1% lower in the year 2022 vs. 2021 due mainly to lower compensation costs and professional fees
Foreign Exchange and Other Gains	$8.3	$7.7	• Higher gain in 2022 attributable to the strengthening of the U.S. dollar on the re-measurement of net loss reserves and insurance related liabilities

** Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein*

4

MAIDEN HOLDINGS, LTD.

Maiden Holdings – Q4 & YTD 2022 UW Results Recap

- **Underwriting results by segment for the quarter and year to date are as follows**

	Q4 2022	Q4 2021	Variance	YTD 2022	YTD 2021	Variance
Diversified Reinsurance	$ (12.3)	$ 0.9	$ (13.3)	$ (12.0)	$ 1.6	$ (13.6)
AmTrust Reinsurance	(23.2)	4.3	(27.6)	(42.9)	10.0	(52.9)
Underwriting income (loss)	**$ (35.5)**	**$ 5.2**	**$ (40.7)**	**$ (54.9)**	**$ 11.6**	**$ (66.5)**

- **Q4 2022 underwriting loss of $35.5m vs. underwriting income of $5.2m in Q4 2021**
  - $38.1m of adverse prior year loss development in Q4 2022 mainly due to AmTrust Reinsurance segment vs. favorable prior year loss development of $3.9m in Q4 2021
  - GLS also produced a disappointing underwriting loss in Q4 of $9.1 million due to losses on two reinsurance contracts
  - Lower Q4 underwriting results were partially offset by higher current accident year underwriting income of $2.6m in 2022 vs. $1.3m during the same period in 2021
- **Underwriting loss of $54.9m for 2022 vs. underwriting income of $11.6m in 2021**
  - Earned premium decline of $15.6m in the AmTrust Reinsurance segment from the prior year mainly due to non-recurring negative premium adjustments
  - Adverse prior year development of $32.6m for the year in both segments vs. favorable prior year development of $27.6m in 2021
  - GLS underwriting loss of $8.9 million due to losses on two reinsurance contracts
  - Lower underwriting results also adversely impacted by higher current year losses of $22.3m in 2022 compared to $16.0m during the same period in 2021
- **See slide 6 for additional loss development details by segment in Q4 and YTD**

** Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein*

5

MAIDEN HOLDINGS, LTD.

Prior Period Loss Development

(in thousands ('000))

QTD	Dec-22	Dec-21	Variance
Diversified			
GLS	$ 3,128	$ -	$ 3,128
IIS	147	(388)	535
Run-Off	3,253	(560)	3,813
Unfavorable (favorable)	6,528	(948)	7,476
AmTrust			
Masters QS	24,351	(4,979)	29,330
Hospital Liability	7,251	2,452	4,799
Other Run-off	-	(418)	
Unfavorable (favorable)	31,602	(2,944)	34,546
Total Unfavorable (favorable)	$ 38,129	$ (3,893)	$ 42,022

(in thousands ('000))

YTD	Dec-22	Dec-21	Variance
Diversified			
GLS	$ 1,825	$ -	$ 1,825
IIS	(1,683)	(2,044)	361
Run-Off	4,410	(1,518)	5,928
Unfavorable (favorable)	4,552	(3,561)	8,113
AmTrust			
Masters QS	14,837	(31,511)	46,348
Hospital Liability	13,247	7,885	5,362
Other Run-off	-	(418)	
Unfavorable (favorable)	28,084	(24,044)	52,128
Total Unfavorable (favorable)	$ 32,636	$ (27,605)	$ 60,241

AmTrust loss development in Q4 and YTD driven by late emergence in multiple lines of business

- Net adverse prior year loss development of $28.1 million in 2022 was due to unfavorable movements in Commercial Auto Liability, General Liability, Other Specialty Risk & Extended Warranty and European Hospital Liability partly offset by continued favorable development in Workers Compensation
- European Hospital Liability was due in part to higher-than-expected loss emergence as well as the agreed exit cost of $3.7 million for the commutation of French Hospital Liability policies in Q3

Diversified loss development in Q4 and YTD emanated from GLS and run-off of older liabilities

- Adverse prior year development in 2022 was primarily due to GLS contracts and other reinsurance run-off lines partly offset by favorable reserve development in German Auto Programs
- Favorable prior year loss development in 2021 was due to German Auto Programs, the run-off of European Capital Solutions and facultative reinsurance run-off lines

6

MAIDEN HOLDINGS, LTD.

Maiden Holdings Business Strategy 7 • We create shareholder value by actively managing and allocating our assets and capital o We leverage our deep knowledge of the insurance and related financial services industries into ownership and management of businesses and assets with the opportunity for increased returns o Change in strategy since 2019 has allowed us to more flexibly allocate capital to activities we believe will produce the greatest returns for our common shareholders • Our strategy has three principal areas of focus o Asset management – investing in assets and asset classes in a prudent but expansive manner in order to maximize investment returns o We limit the insurance risk we assume relative to the assets we hold and maintain required regulatory capital at very strong levels to manage our aggregate risk profile o Legacy underwriting - judiciously building a portfolio of run-off acquisitions and retroactive reinsurance transactions which we believe will produce attractive underwriting returns o Capital management - effectively managing capital and when appropriate, repurchasing securities or returning capital to enhance common shareholder returns • We believe these areas of strategic focus will enhance our profitability o We believe our strategy increases the likelihood of fully utilizing the significant tax NOL carryforwards which would create additional common shareholder value o Expected returns from each strategic pillar are evaluated relative to our cost of debt capital

Asset Management Update 8 * Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein

Asset Management Update

Performance of Investable Assets	Fixed Income		Alternative Investments	
For the Three Months Ended December 31	2022	2021	2022	2021
Gross Returns	1.1%	0.1%	-0.4%	3.8%
Net Returns	1.1%	0.1%	-0.1%	3.8%
For the Year Ended December 31	2022	2021	2022	2021
Gross Returns	-0.3%	0.8%	2.0%	4.8%
Net Returns	-0.4%	0.7%	2.0%	3.9%

**Excluding foreign exchange gains (losses)

***Fixed income includes AFS, cash, funds withheld receivable, and loan to related party

Fixed Income

- **Q4 fixed income returns impacted by sales of fixed income securities in connection with AmTrust cession settlements**
  - Short portfolio duration of 1.4 years well positioned for current volatility
- **Fixed income portfolio continues to decrease in size as the AmTrust liabilities run off**
- **Floating rate securities compose $286.8m or 29.6% of fixed income investments which should be less interest rate sensitive**
  - $114.1m or 11.8% are CLOs which may be more credit sensitive
    - Average CLO rating is AA+ with 87.6% rated AAA
  - $168.0m or 17.3% is floating rate loan to related party and is priced at Fed Funds rate + 200 basis points
    - Current yield is 6.6%

Alternative Investments

- **Alternative investments increased by 20.9% to $272.5m at 12/31/2022 compared to $225.5m at 12/31/2021**
- **Market volatility across numerous asset classes resulted in lower overall returns for the quarter**
  - Q4 2022 returns benefitted from $2.0m in income on equity method investments primarily driven by the alternative asset class
  - Losses from hedge fund assets were substantially smaller in Q4 due to Maiden's reallocation of funds to other asset classes
  - Broader challenges in the equity markets led to losses on investments with equity exposure in the private equity and venture capital asset classes
  - Exposure to Silicon Valley Bank insolvency, if any, believed to be limited and immaterial
  - Interest rate sensitive investments in private credit including those with mortgage exposures continued to face headwinds during the quarter as well
- **Excluding hedge funds, total gross return of the alternative portfolio for 2022 was 4.4%**
  - Still on track to exceed long-term benchmark returns
  - Numerous alternative investments not marked to fair value yet - too early in life cycle of investments
- **Increasing focus in current income producing assets as interest rates continue to rise**

** Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein*

9

MAIDEN HOLDINGS, LTD.

Legacy Underwriting Update 10 • GLS formed in November 2020 and platform now holds insurance liabilities totaling approximately $45m at 12/31/2022 • GLS produced disappointing Q4 results leading to a YTD operating loss of $7.0m • Q4 operating loss totaled $6.9m • Two reinsurance contracts incurred larger than anticipated loss development in Q4 triggering coverage earlier than anticipated • Q4 deal completion came in lower than expected • Completed first balance sheet acquisition of CPA Insurance in Q4, adding reserves of $8.0 million • Two large reinsurance deals neared completion but pending corporate action and regulatory approvals, respectively, decision making deferred and outcomes uncertain • GLS pipeline, a mix of retroactive reinsurance transactions and balance sheet acquisitions, continues to be robust • Activity has maintained pace –year-end regulatory filings often add to deal flow • Higher interest rates adding element of market pricing variability

Capital Management Update • Overview of completed exchange of preference shares for Maiden common shares • Gain from Exchange increased Q4 net income available to Maiden shareholders by $87.2 million or $0.99 per share at December 31, 2022, and book value per common share by $0.86 • Preference shareholders received three MHLD common shares for each preference share owned — Exchange was approved by a special committee of the Board of the Company consisting of disinterested directors and, upon advice of its financial advisor, Houlihan Lokey — All required consents to execute Exchange received – Vermont DFR, NYSE, NASDAQ • Exchange completed on December 27, 2022, with 55.8m total common shares issued in exchange for outstanding preference shares — MRL now owns 29% of Maiden common, but is limited to 9.5% voting power per Maiden bye-laws — Common shares owned by MRL eliminated for accounting and financial reporting purposes on the Company’s consolidated financial statements and presented as treasury shares  Per share computations reflect elimination of MRL shares owned • Maiden capital management options on common shares no longer restricted — Can now issue dividends or repurchase common shares – no immediate plans — Company presently has $74.2 million unutilized authorization to repurchase common shares — Ability to repurchases senior debt remains unchanged – no current authorization • Recap of Maiden repurchases of preference shares prior to Exchange • 13,813,116 preference shares repurchased since Q4 2020 at average cost of $12.77 per share • Repurchase program added $1.81 in book value per common share from inception through Exchange 11 * Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein

Maiden Holdings, Ltd. Investor Update - Appendix Financial Data for Period Ended December 31, 2022

Summary Consolidated Balance Sheet 13 (in thousands (000's), except per share data) December 31, 2022 December 31, 2021 Audited Assets Total investments $ 587,060 $ 822,612 Cash and cash equivalents (including restricted) 46,624 66,087 Reinsurance balances receivable, net 10,707 19,507 Reinsurance recoverable on unpaid losses 556,116 562,845 Loan to related party 167,975 167,975 Funds withheld receivable 441,412 636,412 Other assets 36,972 47,172 Total Assets $ 1,846,866 $ 2,322,610 Liabilities Reserve for loss and loss adjustment expenses $ 1,131,408 $ 1,489,373 Unearned premiums 67,081 100,131 Deferred gain on retroactive reinsurance 47,708 48,960 Accrued expenses and other liabilities 60,518 44,542 Senior notes, net 255,572 255,347 Total Liabilities 1,562,287 1,938,353 Equity 284,579 384,257 Total Liabilities and Equity $ 1,846,866 $ 2,322,610 Book value per common share(1) $ 2.80 $ 2.60 Common shares outstanding 101,532,151 86,467,242

Summary Consolidated Statements of Income 14 (in thousands (000's), except per share data) Net premiums written $ 6,997 $ 2,885 5,082 $ 10,403 Net premiums earned 13,916 12,887 37,732 52,993 Other insurance revenue (5,418) 121 (4,530) 1,067 Net investment income 9,199 7,417 30,070 32,013 Net realized and unrealized gains on investment (7,988) 4,635 (5,140) 12,648 Total revenues 9,709 25,060 58,132 98,721 Net loss and loss adjustment expenses 35,974 (239) 57,991 7,307 Commission and other acquisition expenses 5,700 5,686 18,511 24,840 General and administrative expenses 6,276 6,467 30,947 36,020 Interest and amortization expenses 4,833 4,832 19,331 19,327 Foreign exchange and other losses (gains) 10,866 (1,615) (8,255) (7,685) Total expenses 63,649 15,131 118,525 79,809 Income (loss) before income taxes (53,940) 9,929 (60,393) 18,912 Less: income tax expense (benefit) (1,008) 378 (557) 15 Add: interest in income of equity method investments 1,938 2,836 (205) 7,748 Net (loss) income (50,994) 12,387 (60,041) 26,645 Gain from repurchase of preference shares 87,240 3,830 115,473 90,998 Net income available to Maiden common shareholders $ 36,246 $ 16,217 $ 55,432 $ 117,643 Basic and diluted earnings per share attributable to Maiden common shareholders $ 0.41 $ 0.19 $ 0.63 $ 1.35 Annualized return on average common equity 58.4% 29.2% 21.8% 65.6% For the Three Months Ended December 31, For the Year Ended December 31, 2022 2021 2022 2021

Segment Information 15 For the Three Months Ended December 31, 2022 Gross premiums written $ 6,948 $ (18) $ 6,930 Net premiums written $ 7,015 $ (18) $ 6,997 Net premiums earned $ 7,971 $ 5,945 $ 13,916 Other insurance expense (5,418) - (5,418) Net loss and loss adjustment expenses ("loss and LAE") (9,538) (26,436) (35,974) Commissions and other acquisition expenses (3,480) (2,220) (5,700) General and administrative expenses(3) (1,850) (496) (2,346) Underwriting loss(4) $ (12,315) $ (23,207) $ (35,522) Reconciliation to net loss Net investment income and realized and unrealized losses on investment 1,211 Interest and amortization expenses (4,833) Foreign exchange and other losses (10,866) Other general and administrative expenses(3) (3,930) Income tax benefit 1,008 Interest in income of equity method investments 1,938 Net loss $ (50,994) Diversified Reinsurance AmTrust Reinsurance Total In thousands ('000's)

Segment Information 16 For the Three Months Ended December 31, 2021 Gross premiums written $ 5,686 $ (2,613) $ 3,073 Net premiums written $ 5,498 $ (2,613) $ 2,885 Net premiums earned $ 6,958 $ 5,929 $ 12,887 Other insurance revenue 121 - 121 Net loss and LAE (1,070) 1,309 239 Commissions and other acquisition expenses (3,425) (2,261) (5,686) General and administrative expenses(3) (1,637) (729) (2,366) Underwriting income(4) $ 947 $ 4,248 $ 5,195 Reconciliation to net income Net investment income and realized and unrealized gains on investment 12,052 Interest and amortization expenses (4,832) Foreign exchange and other gains 1,615 Other general and administrative expenses(3) (4,101) Income tax expense (378) Interest in income of equity method investments 2,836 Net income $ 12,387 Diversified Reinsurance AmTrust Reinsurance Total In thousands ('000's)

Segment Information 17 In thousands ('000's) For the Year Ended December 31, 2022 Gross premiums written $ 24,017 $ (18,538) $ 5,479 Net premiums written $ 23,620 $ (18,538) $ 5,082 Net premiums earned $ 27,983 $ 9,749 $ 37,732 Other insurance expense (4,530) - (4,530) Net loss and LAE (12,483) (45,508) (57,991) Commissions and other acquisition expenses (14,164) (4,347) (18,511) General and administrative expenses(3) (8,857) (2,777) (11,634) Underwriting loss(4) $ (12,051) $ (42,883) $ (54,934) Reconciliation to net loss Net investment income and realized gains on investment 24,930 Interest and amortization expenses (19,331) Foreign exchange and other gains 8,255 Other general and administrative expenses(3) (19,313) Income tax benefit 557 Interest in loss of equity method investments (205) Net loss $ (60,041) Total Diversified Reinsurance AmTrust Reinsurance

Segment Information 18 For the Year Ended December 31, 2021 Gross premiums written $ 16,633 $ (5,695) $ 10,938 Net premiums written $ 16,098 $ (5,695) $ 10,403 Net premiums earned $ 27,681 $ 25,312 $ 52,993 Other insurance revenue 1,067 - 1,067 Net loss and LAE (4,286) (3,021) (7,307) Commissions and other acquisition expenses (15,093) (9,747) (24,840) General and administrative expenses(3) (7,827) (2,514) (10,341) Underwriting income(4) $ 1,542 $ 10,030 $ 11,572 Reconciliation to net income Net investment income and realized gains on investment 44,661 Interest and amortization expenses (19,327) Foreign exchange and other gains 7,685 Other general and administrative expenses(3) (25,679) Income tax expense (15) Interest in income of equity method investments 7,748 Net income $ 26,645 Diversified Reinsurance AmTrust Reinsurance Total In thousands ('000's)

Non-GAAP Financial Measures 19 In thousands ('000's)

Non-GAAP Financial Measures 20 Non-GAAP underwriting results: Gross premiums written $ 6,930 $ 3,073 $ 5,479 $ 10,938 Net premiums written $ 6,997 $ 2,885 $ 5,082 $ 10,403 Net premiums earned $ 13,916 $ 12,887 $ 37,732 $ 52,993 Other insurance (expense) revenue (5,418) 121 (4,530) 1,067 Non-GAAP net loss and LAE(9) (25,704) (4,546) (58,443) (36,388) Commissions and other acquisition expenses (5,700) (5,686) (18,511) (24,840) General and administrative expenses(3) (2,346) (2,366) (11,634) (10,341) Non-GAAP underwriting (loss) income(9) $ (25,252) $ 410 $ (55,386) $ (17,509) Non-GAAP net loss and LAE: Net loss and LAE $ 35,974 $ (239) $ 57,991 $ 7,307 Less: Change in deferred gain on retroactive reinsurance 10,270 (4,785) (452) (29,081) Non-GAAP net loss and LAE(9) $ 25,704 $ 4,546 $ 58,443 $ 36,388 For the Year Ended December 31, 2022 2021 2022 2021 For the Three Months Ended December 31, In thousands ('000's)

Non-GAAP Financial Measures 21 (in thousands (000's), except per share data) Investable assets: Total investments $ 587,060 $ 822,612 Cash and cash equivalents 30,986 26,668 Restricted cash and cash equivalents 15,638 39,419 Loan to related party 167,975 167,975 Funds withheld receivable 441,412 636,412 Total investable assets(7) $ 1,243,071 $ 1,693,086 Capital: Preference shares $ - $ 159,210 Common shareholders' equity 284,579 225,047 Total shareholders' equity 284,579 384,257 2016 Senior Notes 110,000 110,000 2013 Senior Notes 152,500 152,500 Total capital resources(8) $ 547,079 $ 646,757 Total Shareholders’ Equity $ 284,579 $ 384,257 LP Investment Adjustment - 4,083 Unamortized deferred gain on retroactive reinsurance 45,408 45,860 Adjusted shareholders' equity(2) $ 329,987 $ 434,200 Book value per common share $ 2.80 $ 2.60 LP Investment Adjustment - 0.05 Unamortized deferred gain on retroactive reinsurance 0.45 0.53 Adjusted book value per common share(2) $ 3.25 $ 3.18 Reconciliation of total shareholders' equity to adjusted Reconciliation of book value per common share to adjusted December 31, 2022 December 31, 2021

Non-GAAP Financial Measures 22

Non-GAAP Financial Measures 23